

<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               135,748
<SECURITIES>                                         2,666,578
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       20,001,598<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           19,777,373
<TOTAL-LIABILITY-AND-EQUITY>                         20,001,598<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     286,667<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     464,245<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,679,146)<F5>
<EPS-BASIC>                                          (24.12)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Investments in Local Limited  Partnerships,
net of  $17,019,151,  Restricted cash of $137,257 and Other assets of $42,864
<F2>Included in Total  Liabilities and Equity:  Accounts  payable to affiliates of $33,313, Accounts payable and accrued expenses of $53,655 and Deferred revenue of $137,257
<F3>Included in Total Revenue: Investment of $132,157 and Other of $154,510
<F4>Included  in Other  Expenses:  General and  administrative  of $258,032,
Asset  management  fees of $188,516 and  Amortization  of $17,697
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of $1,501,568

